JennisonDryden Portfolios
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077


      November 20, 2009

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549



	Re:	Rule 24f-2 Notice for JennisonDryden Portfolios
      File Nos. 033-09269 and 811-04864


		On behalf of JennisonDryden Portfolios enclosed for filing under the
Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice.
This document has been filed using the EDGAR system. Should
you have any questions, please contact me at (973) 367-1220.





								Very truly yours,
      /s/ M. Sadiq Peshimam
      M. Sadiq Peshimam
Assistant Treasurer